EXHIBIT 10.6

INVESTMENT MANAGEMENT TRUST AGREEMENT

INVESTMENT MANAGEMENT TRUST AGREEMENT, dated of [________], 2006, between SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”) and [_____________], a [national banking corporation], as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has filed with the Commission the Registration Statement relating to the IPO;

WHEREAS, the Registration Statement has been declared effective by the Commission;

WHEREAS, the Company has issued and sold other securities of the Company in the Private Placement;

WHEREAS, the Company and the Underwriters propose to enter into the Underwriting Agreement;

WHEREAS, as described in the Registration Statement, contemplated by the Charter and required by the Underwriting Agreement, (a) the Company has agreed to deposit in trust with the Trustee $137,775,000 of the net proceeds from the IPO ($158,700,000, if the Underwriters’ over-allotment option is exercised in full) and (b) the Underwriters have agreed to deposit in trust with the Trustee the Contingent Discount, in each case for the benefit of the Beneficiaries; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold and disburse such deposits.

NOW, THEREFORE, in consideration of the premises, representations and warranties, and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions.

(a)	As used herein, the following terms shall have the following meanings:

“Agreement” shall mean this Investment Management Trust Agreement, including exhibits, schedules and other attachments, in each case, as amended or supplemented from time to time.

“Beneficiaries” shall mean the Company, the Public Stockholders, the Existing Stockholders and the Underwriters, as their respective interests may appear.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Business Combination” shall mean an acquisition, directly or indirectly through one or more subsidiaries, of (or control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction (with, for this purpose, an operating business including an infrastructure project).

“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company [as in effect on the date hereof].

“Combination Termination Letter” shall mean a termination letter in the form of Exhibit A relating to the approval by the Company’s stockholders of a proposed Initial Business Combination, as contemplated by the Charter.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock, par value $.001 per share, of the Company.

“Company” shall have the meaning given to it in the title hereto.

“Confidential Information” shall have the meaning given to it in Section 10(a)(i).

“Contingent Discount” shall mean $6,000,000 of the underwriting discounts and commissions in connection with the IPO ($6,900,000, if the Underwriters’ over-allotment option is exercised in full), representing deferred underwriting discounts and commissions.

“Criteria for the Initial Business Combination” shall have the meaning given to it in the Charter.

“Disclosing Party” shall have the meaning given to it in Section 10(a)(i).

“DTC” shall have the meaning given to it in Section 4(b).

“Existing Stockholders” shall mean the holders of shares of Common Stock outstanding immediately prior to the IPO.

“Governmental Authority” shall mean any government (including any United States federal, foreign, state, provincial, city, municipal, cantonal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“Initial Business Combination” shall mean a Business Combination that meets the Criteria for the Initial Business Combination.

“IPO” shall mean the proposed firm commitment underwritten initial public offering of securities of the Company.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” shall mean any treaty, code, statute, law (including common law), rule, regulation, or ordinance of any kind of any Governmental Authority.

“Letter of Intent” shall mean a bona fide, executed letter of intent, agreement in principle or engagement letter for an Initial Business Combination.

“Liquidation Termination Date” shall mean 18 months from the closing date of the IPO (or 24 months from the closing date of the IPO if the Company has executed a letter of intent but failed to consummate an Initial Business Combination prior to the end of the 18-month period).

“Liquidation Termination Letter” shall have the meaning given to it in Section 4(b).

“Officers’ Certificate” shall mean an Officers’ Certificate of the Company signed by the [Chief Executive Officer or President and Secretary] of the Company.

“Order” shall mean any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Parties” shall mean the Company and the Trustee.

“Per Share Conversion Price” shall have the meaning given to it in the Charter.

“Person” shall mean an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity or association of any kind.

“Plan of Liquidation” shall mean the Company’s plan of liquidation approved by the Company, as described in the Charter.

“Private Placement” shall mean the private placement as described in the Registration Statement.

“Property” shall mean the amount to be delivered to the Trustee, including, when due, all principal and income arising from the Property to be collected and received by the Trustee.

“Public Stockholders” shall mean the holders of the Common Stock issued in the IPO.

“Receiving Party” shall have the meaning given to it in Section 10(a)(i).

“Registration Statement” shall mean the Registration Statement on Form S-1 (File No. 333-135353) filed by the Company with the Commission.

“Representative” shall mean FTN Midwest Securities Corp. as representative of the Underwriters.

“Second Combination Termination Letter” shall have the meaning given to it in Section 4(a).

“Trust Account” shall have the meaning given to it in Section 3.

“Trustee” shall have the meaning given to it in the title hereto.

“Underwriters” shall mean the underwriters of the IPO.

“Underwriting Agreement” shall mean the underwriting agreement with respect to the IPO.

(b)	Interpretation. Unless otherwise expressly specified in this Agreement:

(i)     the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(ii)    the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(iii)    the word “written” and the phrase “in writing,” and correlative words, and phrases, include electronic and facsimile transmissions;

(iv)    the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(v)    the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(vi)    the word “or” is not exclusive;

(vii)   the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(viii)   references to a Person shall include the successors and assigns thereof permitted by this Agreement;

(ix)    references to any Law or Order mean such Law or Order as amended, modified or supplemented and, in the case of any Law, also means any successor Law;

(x)    references to a “Board of Directors” of a Person mean the board of directors or correlative governing body or authority of such Person and include any committee thereof, references to an “officer” or “director” of a Person mean an officer, director, executive, manager or trustee of such Person or an individual performing correlative functions for such Person, references to the words “stockholder” and “shareholder” are synonymous, and references to the “stockholders” or “shareholders” of a Person mean the stockholders, shareholders or other owners of equity interests (including partners and members) of such Person;

(xi)    references to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement;

(xii)    capitalized terms that are correlative to terms defined in Section 1(a) shall have correlative meanings;

(xiii)   references to a “majority” shall mean more than 50%; and

(xiv)   references to “operation of Law” shall include any reclassification, change, consolidation, merger, combination, sale or conveyance in which the Common Stock is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person.

2.       Appointment of Trustee. The Company hereby appoints the Trustee to act in accordance with and subject to the terms and conditions of this Agreement, and the Trustee hereby accepts such appointment and agrees to act in accordance with and subject to such terms and conditions. The Trustee hereby consents to the inclusion of its name and the description of it in the Registration Statement and other materials relating to the IPO.

3.       Trust Account. The Trustee shall receive and hold the Property in trust for the benefit of the Beneficiaries in a segregated trust account (the “Trust Account”) established by the Trustee at a branch of [_________] selected by the Trustee.

4.       Combination; Liquidation and Distribution; Taxes and Disbursements.

(a)      Initial Business Combination. If a proposed Initial Business Combination is approved by the Company’s stockholders as contemplated by the Charter, then, at any time thereafter, the Company may deliver the Combination Termination Letter together with an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Initial Business Combination. Upon receipt thereof, the Trustee shall take action to liquidate the Property by the second Business Day prior to the date specified in the Combination Termination Letter as the date on which the Company in good faith believes consummation of the Initial Business Combination will occur.

If the Company later determines that such Initial Business Combination will not be consummated, it shall provide the Trustee with a revocation of Combination Termination Letter in the form of Exhibit B; and upon receipt thereof, the Trustee shall cease its liquidation of the Trust Account and re-invest, in accordance with the terms of this Agreement, any Property that shall have been liquidated. If the Initial Business Combination is being or has been consummated, the Company may give a second termination letter in the form of Exhibit C (the “Second Combination Termination Letter”) directing the Trustee to disburse the Property to the Company or other Person(s) as directed therein.

(b)	Liquidation.

(i)     Liquidation Termination Date. On the occurrence of a Liquidation Termination Date, the Company shall give written notice to the Trustee to that effect, and the Trustee shall liquidate the Property on the second Business Day prior to the date specified therein as the date on which the Company in good faith expects liquidating distributions to commence, as part of the Plan of Liquidation. The Trustee, upon consultation with the Company and the Representative, shall forward a copy of the notice from the Company as to the occurrence of a Liquidation Termination Date to each Public Stockholder of record on the record date for determination of stockholders entitled to vote on the Company’s dissolution. Such notice to the Public Stockholders shall be given by U.S. mail or via the Depository Trust Company (“DTC”), within five (5) days after the relevant Liquidation Termination Date, notifying the Public Stockholders as to such event. The Company shall (or shall cause its transfer agent to) furnish promptly to the Trustee a list, as of a recent date, of the record holders of issued and outstanding shares of Common Stock and their addresses and lists, as of a recent date, of security positions with respect to issued and outstanding shares of Common Stock held in securities depositories. The Trustee also shall take such other actions as it may deem necessary to inform the Beneficiaries as to the occurrence of such Liquidation Termination Date.

(ii)     Liquidation Termination Letter. If the Plan of Liquidation is approved by the Company as provided in the Charter, the Company shall provide the Trustee with a termination letter in the form of Exhibit D (the “Liquidation Termination Letter”) directing the Trustee to disburse the Property in accordance with such Plan of Liquidation, together with a copy of the minutes of the meeting of the Board of Directors and the stockholders of the Company relating to the dissolution, certified by the Secretary of the Company as true and correct and in full force and effect. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.

(c)  Distributions.

(i)     Taxes. The Company shall timely prepare each federal and state tax return (and shall prepare quarterly estimates as applicable) required to be filed in respect of income earned on the Property held in the Trust Account. At least 20 Business Days before the due date therefor, the Company shall send a copy of such tax return (or quarterly estimate, as applicable) to the Trustee with a request to the Trustee for a check to pay such tax together with the Officers’ Certificate certifying as true, accurate and complete a copy of such tax return (or quarterly estimate, as applicable). Within five (5) Business Days after receipt of such request, the Trustee shall a deliver for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes. Within five (5) Business Days after receipt from the Trustee of such check, the Company shall file such tax return (or quarterly estimate, as applicable) with the relevant taxing authority and pay the tax thereon. In no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this paragraph exceed the income in respect of which such taxes are due and owing (after reconciliation with any quarterly estimate payments, as applicable).

(ii)     Income. Within two (2) Business Days after the end of each calendar month, the Trustee shall send notice to the Company as to the income earned on the Trust Account during the prior calendar month. Within five (5) Business Days thereafter the Company shall send a written notice to the Trustee as to the estimated taxes on such income, and at that time or at any time thereafter during such following calendar month, the Company may provide a written request to the Trustee for disbursement of up to the lesser of (x) $100,000 and (y) the after-tax income earned on the Trust Account during the prior calendar month. Upon receipt of such request, the Trustee shall distribute to the Company such amount; provided, that the amount distributed by the Trustee to the Company pursuant to this paragraph may not exceed $1,500,000 in the aggregate.

(d)      Conversion.   The Company shall, upon tender to the Company or its designee of the certificate or certificates representing IPO Shares which have been converted as described in the Charter, accompanied by a letter of transmittal in the form provided by the Company, duly completed and signed by the Public Stockholder holding such IPO Shares, and compliance with such other procedures as the Company has reasonably established, pay or direct the Trustee to pay, by check, in accordance with the instructions in such letter of transmittal, the aggregate Per Share Conversion Price payable in respect of the IPO Shares so tendered and covered by such letter of transmittal (after giving effect to any required tax withholdings) to the Person to whom payment thereof is directed in such letter of transmittal. If payment is to be made to a Person other than the registered holder under the certificate so tendered, it shall be a condition precedent to such payment that the certificate so tendered shall be, or be accompanied by a stock transfer power, properly endorsed and otherwise in proper form to effect such transfer and that the Person directing such payment shall (i) pay any transfer or other taxes required by reason of payment to a Person other than the registered holder under the certificate so tendered or (ii) establish to the satisfaction of the Company (which satisfaction shall not be unreasonably withheld) that such taxes have been paid or are not applicable. If any certificate representing issued and outstanding IPO Shares shall have been lost, stolen or destroyed, it shall be a condition precedent to such payment that the Person claiming such certificate to be lost, stolen or destroyed shall have delivered to the Company a duly executed and completed affidavit, in such form as shall have been reasonably prescribed by the Company, as to that fact and a bond in such sum as it may reasonably prescribe to protect it against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. At any time beginning 180 days after the consummation of the Initial Business Combination, the Company may direct the Trustee to pay over to the Company any portion of the Trust Account then remaining in respect of IPO Shares so converted. After such payment, Public Stockholders holding IPO Shares so converted shall be entitled to look solely to the Company (subject to abandoned property, escheat and other similar Laws) as general creditors thereof with respect to the Per Share Conversion Price payable in respect of such IPO Shares.

5.   Investments. The Trustee shall, in a timely manner, upon the instruction of the Company, invest and reinvest the Property in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less or in any open ended investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

6.   Other Agreements.

(a)	Trustee. The Trustee further agrees and covenants to:

(i)     manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(ii)     provide the Representative with a copy of any Termination Letter, Officers’ Certificate and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same;

(iii)    promptly notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(iv)    supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(v)     participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative to do so;

(vi)    render to the Company and to the Representative, and to such other Person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(vii)    follow the security procedures set forth herein with respect to funds transferred from the Trust Account; upon receipt of written instructions, confirm such instructions with an authorized individual at an authorized telephone number listed on Exhibit E attached hereto; in executing funds transfers, rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names (and the Trustee will not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number so long as it has accurately transmitted the numbers provided); and notify the Company immediately if it has reason to believe unauthorized Persons may have obtained access to such information;

(viii)   not make any claims or proceed against the Trust Account, including by way of set-off (and shall not be entitled to any funds in the Trust Account under any circumstance except as otherwise provided herein); and

(ix)    complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in any Termination Letter (and, in connection with a termination for failure to complete an Initial Business Combination on or prior to a Terminate Date, the other documents referred to therein as part of the Plan of Liquidation).

(b)     Company. The Company shall notify the Trustee immediately of any change in its authorized personnel from the personnel set forth on Exhibit E attached hereto.

7. Trustee.

(a)      Fees. The Company shall pay the Trustee an initial acceptance fee of $[_____] and an annual fee of $[_____] (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 7(e) or this Section 7(a) (it being expressly understood that the Property shall not be used to make any payments to the Trustee).

(b)      Reliance. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper Person or Persons. Except as otherwise required herein, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the Persons authorized under Section 6(b) to give written instructions, provided, that the Company and/or the Representative shall promptly confirm such instructions in writing.

(c)      Actions. Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)      No Representations. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and shall not be accountable for the Company’s use of the proceeds from the Trust Account.

(e)      Indemnity. The Company shall hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, bad faith or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 7(e), it shall promptly give the Company written notice of such claim, specifying in reasonable detail the nature and all known particulars related to such claim.

(f)      Limitations of Liability. The Trustee shall have no responsibility or liability to:

(i)     take any action with respect to the Property (other than as directed in Sections 4, 5 and 6), and it shall have no liability to any party except for liability arising out of its own gross negligence, bad faith or willful misconduct;

(ii)    institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company and/or the Representative given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(iii)    change the investment of any Property, other than in compliance with Section 5;

(iv)    refund any depreciation in principal of any Property;

(v)    assume that the authority of any Person designated by the Company and/or the Representative to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or the Representative shall have delivered a written revocation of such authority to the Trustee;

(vi)    the other Party hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, bad faith or willful misconduct;

(vii)   verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 4(a) or (b); and

(viii)   pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 4(c)).

(g)      Resignation. If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, if the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may (but shall not be obligated to) submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by the other Party after such deposit.

(h)      Removal. The Company may remove the Trustee at any time, without assigning any cause therefor, by delivering to the Trustee and the Representative written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Representative of such notice; provided, that such resignation or removal shall not be effective until the Company has duly appointed and approved a successor trustee and all of the Property held by the Trustee in the Trust Account has been duly transferred to the replacement trustee.

8.   Termination. This Agreement shall terminate (and the Trust Account shall be closed) upon distribution of all of the funds in the Trust Account pursuant to the terms hereof. Sections 7 and 10 shall survive any such termination.

9.   Representations and Warranties.

(a)	Company. The Company represents, warrants and covenants that:

(i)  it is a corporation, partnership, limited liability company or other entity that is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; it has the corporate, partnership, limited liability company or other organizational power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement, (ii) consummate the transactions contemplated hereby and (iii) conduct its business; it is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of each jurisdiction in which the ownership, leasing or use of assets by it or the conduct of business by it requires such licensing or qualification; and it is not in violation of any provision of its organizational documents;

(ii)  the execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action on its part; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and this Agreement has been duly executed by it; and

(iii)  it has, and during the term of this Agreement will maintain, the right under all such laws, rules and regulations to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(b)   Trustee. The Trustee represents, warrants and covenants that (i) it is duly organized under the laws of its jurisdiction of formation, (ii) it has the full right and power and has been duly authorized to enter into this Agreement and perform its obligations as contemplated hereunder, and (iii) this Agreement has been duly executed by it.

10. Miscellaneous.

(a)	Confidentiality.

(i) Subject to Section 10(a)(iii), all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information) received by the Trustee or its agents, advisors or other representatives (individually and collectively, the “Receiving Party”) relating to (1) the Company or its agents, advisors or other representatives (individually and collectively, a “Disclosing Party”), or (2) this Agreement or the transactions contemplated hereby, in each case, furnished by or on behalf of or obtained from a Disclosing Party, before or after the date hereof shall be treated as confidential (collectively, the “Confidential Information”).

(ii) The Receiving Party (1) will keep all of the Confidential Information confidential and will not disclose any of the Confidential Information in any manner whatsoever (except as required by applicable law) without the prior written consent of the relevant Disclosing Party, and (2) will not use any of the Confidential Information in any manner whatsoever other than in connection with the consummation of the transactions contemplated hereby; provided, however, that Confidential Information may be revealed to agents, advisors or other representatives of the Receiving Party who (x) need to know such Confidential Information for the purpose of consummating such transactions, (y) are informed in writing by the Receiving Party of the confidential nature and restricted use of such Confidential Information and (z) agree to observe the terms of this Section 10(a) as if they were Parties to this Agreement.

(iii) Confidential Information shall not include information to the extent, but only to the extent, that such information is (1) on the date hereof part of, or after the date hereof becomes part of, the public domain other than as a result of disclosure by the Receiving Party where such disclosure constituted or constitutes a breach of this Section 10(a), (2) on the date hereof known by or available to the Receiving Party or its agents, advisors or other representatives so long as such knowledge or availability is demonstrated by reasonably convincing written (or, if dating is demonstrated by reasonably convincing evidence, electronic) evidence, (3) after the date hereof becomes known by or available to the Receiving Party on a non-confidential basis from a source (other than a Disclosing Party) which, to the knowledge of the Receiving Party, after due inquiry, is not prohibited from disclosing such information by a statutory, regulatory, contractual or fiduciary obligation or (4) after the date hereof developed by the Receiving Party independent of any information furnished by or on behalf of or obtained from a Disclosing Party so long as such independent development is clearly and convincingly demonstrated by dated written (or, if dating can be independently demonstrated by reasonably convincing evidence, electronic) records of a type that is customarily generated and maintained by the Receiving Party in the ordinary course consistent with past practices.

(b)     Notices. All notices and demands required or permitted to be given pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When the Company is the intended recipient:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Chief Executive Officer

Facsimile:  (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:  Randi-Jean G. Hedin

Facsimile:  (203) 327-2669

When the Trustee is the intended recipient:

[____________]

Attention:

Facsimile:

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described in this Section 10(b) shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (x) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (y) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

(c)    Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each Party agrees that any action, proceeding or claim arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such action, proceeding or claim. Each Party consents to service of process upon it with respect to any such action, proceeding or claim by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such action, proceeding or claim in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH ACTION, PROCEEDING OR CLAIM.

(d)     Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of Law or otherwise) without the prior written consent of the other Party. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder. Except for the Beneficiaries, no Person shall be, or be deemed to be, a third party beneficiary of this Agreement other than as expressly set forth herein.

(e)      Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to the subject matter hereof.

(f) Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and the Trustee (and the prior written consent of the Representative and, in the case of an amendment to Section 4(b) or any other amendment that materially adversely affects the interests of the Public Stockholders, the approval of a majority of the Public Stockholders); provided, that notwithstanding the foregoing, this Agreement may be amended or supplemented without consent of the Trustee or the Representative to (1) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, (2) add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Trustee or the Beneficiaries, or (3) make any other change that is not adverse to the Trustee or the Beneficiaries. No cancellation, renewal or extension of this Agreement shall be binding upon a Party unless such cancellation, renewal or extension is set forth in a written instrument that states that it cancels, renews or extends this Agreement and which is executed and delivered by each Party.

(g)  Waivers. No waiver of any provision of this Agreement shall be binding upon a Party, unless such waiver is expressly set forth in a written instrument which is executed and delivered by such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(h)   Remedies Limited. No Party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance.

(i)  Headings; Counterparts; Interpretation.

(1)  Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(2) Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by each of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

(3)   Interpretation. Each of the Parties has participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

(j)     Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (1) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (2) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

[_____________________], as Trustee

By:_________________________________

Name:

Title:

EXHIBIT A

Combination Termination Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[_____________]

Attn: [_____________]

Re: Trust Account No. _______________ - Combination Termination Letter

Ladies and Gentlemen:

Pursuant to Section 4(a) of the Investment Management Trust Agreement between Symmetry Holdings Inc. (the “Company”) and you as Trustee (the “Trustee”), dated as of [________], 2006 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [__________________] (the “Target Business”) to consummate a business combination with Target Business (an “Initial Business Combination”) on or about [_______________]. The Company will notify you at least two (2) Business Days in advance of the actual date of the consummation of the Initial Business Combination (“Consummation Date”) and will provide you with an Officers’ Certificate in accordance with Section 4(a) of the Trust Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

In accordance with Article VII of the Charter, (a) the Initial Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the votes cast at the meeting in respect of IPO Shares (as defined in the Charter) then outstanding, and (b) Public Stockholders holding less than 20% of the IPO Shares outstanding have voted against the Initial Business Combination and properly exercised their conversion rights described in such Article VII. Pursuant to Section 4(a) of the Trust Agreement, we are providing you with a certificate of [___________], which verifies the vote of the Company’s stockholders in connection with the Initial Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account so that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Initial Business Combination has been consummated; (ii) the Company shall deliver the oath and report of inspector of election certified by an independent inspector, which inspector may be the Trustee or an inspector otherwise appointed by the Company, in respect of the stockholder vote in favor of the Initial Business Combination (collectively, the “Report”); and (iii) the Company and the Representative shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent Discount, held in the Trust Account (“Instructions”). You are hereby directed and authorized to transfer the funds held in the Trust

Account immediately upon your receipt of the Officers’ Certificate, the counsel’s letter, the Report and the Instructions in accordance with the terms of the Instructions. If certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you shall notify the Company and the Representative of the same and the Company and the Representative shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date. Following the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

If the Initial Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date as to a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the Business Day immediately following the Consummation Date set forth in the notice.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

cc:  FTN Midwest Securities Corp.

EXHIBIT B

Revocation of Combination Termination Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[_____________]

Attn: [_____________]

Re: Trust Account No. _______________ - Revocation of Combination Termination Letter

Ladies and Gentlemen:

Reference is made to the Combination Termination Letter dated as of [___________] advising you that, pursuant to the Investment Management Trust Agreement between Symmetry Holdings Inc. (the “Company”) and you (“Trustee”), dated as of ________, 2006 (the “Trust Agreement”), the Company had entered into an agreement (the “Business Agreement”) with __________________ (the “Target Business”) to consummate the Initial Business Combination with Target Business on or about [____________]. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

This is to notify you that the Company has determined that the Initial Business Combination will not be consummated on or about the Consummation Date, and direct you to reinvest the funds held in the Trust Account as provided in the Trust Agreement.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

cc:  FTN Midwest Securities Corp.

EXHIBIT C

Second Combination Termination Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[at least two (2) Business Days in advance of closing of the Initial Business Combination]

[_____________]

Attn: [_____________]

Re: Trust Account No. _______________ - Second Combination Termination Letter

Ladies and Gentlemen:

Reference is made to the Combination Termination Letter dated as of [___________] advising you that, pursuant to the Investment Management Trust Agreement between Symmetry Holdings Inc. (the “Company”) and you (“Trustee”), dated as of ________, 2006 (the “Trust Agreement”), the Company had entered into an agreement (the “Business Agreement”) with __________________ (the “Target Business”) to consummate the Initial Business Combination on or about [____________]. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

The Company hereby notifies you that it expects that the actual date of the consummation of the Initial Business Combination (“Consummation Date”) will be [______________].

In accordance with Article VII of the Charter, (a) the Initial Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the votes cast at the meeting in respect of IPO Shares (as defined in the Charter) then outstanding, and (b) Public Stockholders holding less than 20% of the IPO Shares outstanding have voted against the Initial Business Combination and properly exercised their conversion rights described in such Article VII. Pursuant to Section 4(a) of the Trust Agreement, we are providing you with a certificate of [___________], which verifies the vote of the Company’s stockholders in connection with the Initial Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account so that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Initial Business Combination has been consummated; (ii) the Company shall deliver the oath and report of inspector of election certified by an independent inspector, which inspector may be the Trustee or an inspector otherwise appointed by the Company, in respect of the stockholder vote in favor of the Initial Business Combination (collectively, the “Report”); and (iii) the Company and the Representative shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent Discount, held in the Trust Account

(“Instructions”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Officers’ Certificate, the counsel’s letter, the Report and the Instructions in accordance with the terms of the Instructions. If certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you shall notify the Company and the Representative of the same and the Company and the Representative shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date. Following the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

If the Initial Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date as to a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the Business Day immediately following the Consummation Date set forth in the notice.

Very truly yours,

SYMMETRY HOLDINGS INC.

By:_________________________________

Name:

Title:

cc:  FTN Midwest Securities Corp.

EXHIBIT D

Liquidation Termination Letter

[LETTERHEAD OF COMPANY]

[INSERT DATE]

[_________________]

Attn: [__________]

Re: Trust Account No. _______________ - Liquidation Termination Letter

Ladies and Gentlemen:

Pursuant to Section 4(b) of the Investment Management Trust Agreement between Symmetry Holdings Inc.(the “Company”) and [______________] (“Trustee”), dated as of __________, 2006 (“Trust Agreement”), this is to advise you that the Board of Directors and the stockholders of the Company have voted to dissolve the Company and liquidate the Trust Account. Attached hereto is a copy of the minutes of the meeting of the Board of Directors and the stockholders of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Plan of Liquidation. You will notify the Company and [_________] in writing as to when all of the funds in the Trust Account will be available for immediate transfer. Thereafter, you shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Charter. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

[remainder of page intentionally left blank]

Very truly yours,

SYMMETRY HOLDINGS INC.

By:________________________________

Name:

Title

cc:  FTN Midwest Securities Corp.

EXHIBIT E

Authorized Personnel

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

COMPANY:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Corrado De Gasperis	(917) 733-0917

TRUSTEE:

[_________________]